Exhibit 5.1
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Munich  New York  Orange County  Rome  San Diego  Silicon Valley  Washington, D.C.

October 18, 2007
WCI Steel, Inc.
999 Pine Avenue S.E.
Warren, Ohio 44483
(330) 841-8301

Re:	Registration Statement on Form S-4 Relating to $100,000,000 of
8% Senior Secured Notes due 2016 of WCI Steel, Inc.
     We have acted as special counsel to WCI Steel, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed exchange by the Company of $100,000,000 aggregate principal amount of its 8% Senior Secured Notes due 2016 (the “Exchange Notes”), which are to be registered under the Securities Act, for a like amount of the Company’s currently outstanding, $100,000,000 aggregate principal amount of its 8% Senior Secured Notes due 2016 (the “Outstanding Notes”). The Exchange Notes will be guaranteed as to the payment of principal and interest thereon (such guarantees, together, the “Subsidiary Guarantees” and collectively, with the Exchange Notes, the “Securities”) by each of the entities listed on Schedule A (the “Subsidiaries”) hereto. The Exchange Notes and the related Subsidiary Guarantees will be issued pursuant to (i) that certain Registration Rights Agreement, dated May 1, 2006 (the “Registration Rights Agreement”), by and among WCI Steel, the Trustee, and the other parties named therein, and (ii) that certain Indenture, dated as of May 1, 2006 (the “Trust Indenture”), by and among WCI Steel, the Subsidiaries, and Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), and the other parties named therein, as supplemented by that certain Supplemental Indenture, dated as of May 1, 2006 (the “Supplemental Indenture”), by and among WCI Steel, the Trustee, and the Subsidiaries, and as amended by that certain Amendment of Indenture, dated as of April 26, 2007 (along with the Trust Indenture and the Supplemental Indenture, the “Indenture”).
     In connection with rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Registration Rights Agreement, the form of Exchange Notes and such other corporate and other records, documents, certificates, instruments and other papers as we have deemed necessary to examine for the purpose of this opinion.
     In our examination, we have assumed the genuineness of all signatures (including endorsements), the legal capacity of all natural persons, the authenticity of all documents

WCI Steel, Inc.
October 18, 2007

submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations and certificates of the Company and the Subsidiaries and their respective officers and other representatives and of public officials and others.
     In making our examination of documents executed by parties other than the Company and the Subsidiaries, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, other than with respect to the Company and the Subsidiaries, the validity and binding effect thereof. We have also assumed that (i) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence and (ii) there are no oral or written modifications of or amendments to the Indenture or the Exchange Notes and there have been no waivers, terminations or releases of any of the provisions of the Indenture or the Exchange Notes by actions or conduct of the parties thereto or otherwise.
     We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction including, without limitation, “blue sky” laws other than (i) the laws of the State of New York (other than “blue sky” laws, as to which we express no opinion), (ii) the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America to the extent specifically referred to herein (collectively, the “Applicable Laws”).
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1.        The Exchange Notes have been duly authorized.
     2.        Assuming the due execution and delivery of the Exchange Notes by the Company, when the Exchange Notes are authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement,
          (a) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; and
          (b) the Subsidiary Guarantees will constitute valid and binding obligations of the Subsidiaries, enforceable against the Subsidiaries in accordance with their terms.
     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions herein are subject to the following qualifications:
     (A)      Our opinions expressed above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.
     (B)      Our opinions expressed above are subject to the effect of general principles of

WCI Steel, Inc.
October 18, 2007

equity, including, without limitation, concepts of materiality, reasonableness and good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
     (C)      We call your attention to the following matters as to which we express no opinion:
(1) the agreement of any party in any agreement relating to indemnification or contribution;
(2) fraudulent transfer laws and principles of equitable subordination;
(3) the agreement of any party in any agreement to establish evidentiary standards;
(4) the enforceability of the provisions of any agreement to the extent that (a) they state that provisions of such agreement may only be waived in writing, (b) they state that the provisions of such agreement are severable, (c) they purport to consent to the entry of a default judgment against the Company or any Subsidiary, or (d) they purport to provide that, in the event the Company or any Subsidiary revokes its guarantee under the Exchange Notes, the Company or such Subsidiary would nevertheless remain liable with respect to obligations under the Exchange Notes arising thereafter, regardless of whether such obligations arose pursuant to a binding commitment under the Exchange Notes entered into prior to the date of revocation;
(5) the enforceability under certain circumstances of provisions to the effect that (a) the rights or remedies of any party to any agreement are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) election of a particular remedy or remedies does not preclude recourse to one or more remedies, and (e) failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies;
(6) the ordinances and statutes, the administrative decisions and orders and the rules and regulations of any municipality, county or special district or other political subdivision of any state; and
(7) the applicability to the obligations of any guarantor or surety (or any person or entity deemed to be a guarantor or surety) under any of the agreements (or the enforceability of any such obligations) of Section 548 of the United States Bankruptcy Code, or provisions of applicable state law relating to fraudulent conveyances or transfers of obligations or the making of dividends or other distributions.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
     This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we assume no obligation to update or supplement this opinion

WCI Steel, Inc.
October 18, 2007

to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur.

Respectfully submitted,
/s/ McDermott Will & Emery LLP

SCHEDULE A
Subsidiaries
WCI Steel Metallurgical Services, Inc.
WCI Steel Production Control Services, Inc.
WCI Steel Sales, L.P.
Youngstown Sinter Company